UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2024

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8669 Research Drive
Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(949) 528-3100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TBLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director; Audit Committee Chair

On July 23, 2024, the Board of Directors (the "Board") of ToughBuilt Industries, Inc. (the "Company") appointed Monica Pitterle, CPA, as a member of the Board, effectively immediately. The Board has determined that Ms. Pitterle meets the independence criteria set forth under Nasdaq Rule 5605 and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and as such, has been deemed an independent director. Further, Ms. Pitterle has been appointed to serve as the Chair of the Board's Audit Committee.

The Board has also determined that Ms. Pitterle qualifies as an "audit committee financial expert" as defined under Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended. Her extensive knowledge and expertise in financial matters make her an invaluable asset to the Audit Committee and the Board at large.

Ms. Pitterle will serve as a director until the next annual meeting of the stockholders or until her successor is elected and qualified. The Company and the Board are confident that Ms. Pitterle's contributions will be of significant benefit to the Company and its shareholders.

Professional Background

Ms. Pitterle is a Certified Public Accountant and Certified Information Systems Auditor. Since 2007, Ms. Pitterle has offered her services to a diverse portfolio of clients, across various industries and companies, reflecting her ability to adapt and deliver value in varying corporate landscapes. Her consulting tenure is marked by a focus on leveraging her extensive experience to guide companies through critical financial processes and operational improvements.

From 2000-2006, Ms. Pitterle served in several key leadership roles at Comcast/Time Warner, including serving as the Twin Cities Director of Business Operations overseeing a $600 million region with a significant subscriber base exceeding 550,000. Prior positions at Comcast/Time Warner included the St. Paul Area Director of Business Operations and VP-Finance for the Minneapolis Area. Prior to her tenure at Comcast, from 1999-2000, Ms. Pitterle served as the VP-Finance, Corporate Secretary, and Chief Accounting Officer, at Verdant Brands, Inc., a publicly-held manufacturer, to spearhead efforts in cleaning up operations and maximizing its liquidation value. From 1992-1999, Ms. Pitterle served as Group Controller for a $200 million department within ADC Telecommunications, Inc., a publicly held manufacturer of telecom equipment. From 1989-1992, Ms. Pitterle held multiple roles, including Senior Financial Analyst, Audit Manager, and MIS Auditor, at Grand Metropolitan, PLC, an $18 billion corporation with diverse interests across brands like Pillsbury, Burger King, Haagen-Dazs, and Alpo. From 1983-1988, Ms. Pitterle served an audit manager at Ernst & Young.

Ms. Pitterle graduated summa cum laude from Georgetown University with a BSBA in May 1983. Her academic achievements set the foundation for her professional success and her commitment to excellence in the field of accounting and finance.

The Company believes Ms. Pitterle's combination of extensive professional experience, proven leadership in financial management, and strong educational background make her a suitable candidate to serve as a member of the Company’s Board and as the Chair and “audit committee financial expert” of the Board’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ToughBuilt Industries, Inc.

Date: July 26, 2024	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer

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